                                                                EXHIBIT 4.4




================================================================================


                          FIRST SUPPLEMENTAL INDENTURE



                                   __________



                           MARKS BROS. JEWELERS, INC.


                                       TO


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                    TRUSTEE



                           DATED AS OF JULY  __, 1996

                               __________________

                   PROVIDING FOR THE ISSUANCE OF NEW SERIES C
                       SENIOR SUBORDINATED NOTES DUE 2004
              AND NEW SERIES D SENIOR SUBORDINATED NOTES DUE 2004
                         AND ADDING CERTAIN DEFINITIONS

                               _________________




                                SUPPLEMENTAL TO
                      INDENTURE DATED AS OF APRIL 15, 1996
                                       OF
                           MARKS BROS. JEWELERS, INC.

================================================================================

                           MARKS BROS. JEWELERS, INC.

                          FIRST SUPPLEMENTAL INDENTURE

                           DATED AS OF JULY __, 1996

                                _______________

                               TABLE OF CONTENTS
                                _______________

                                                                                                                         Page
                                                                                                                         ----
ARTICLE ONE
     AMENDMENTS TO ORIGINAL INDENTURE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -2-

     SECTION 1.01.  Amendment of Section 101  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -2-
     SECTION 1.02.  Addition of Sections 206, 207, 208 and 209  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -3-
     SECTION 1.03.  Amendment of Section 301  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
     SECTION 1.04.  Addition of Section 312 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
     SECTION 1.05.  Amendment of Section 512  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
     SECTION 1.06.  Amendment of Section 513  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
     SECTION 1.07.  Addition of Section 612 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
     SECTION 1.08.  Amendment of Section 702  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
     SECTION 1.09.  Addition of Section 704 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
     SECTION 1.10.  Amendment of Section 902  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-

ARTICLE TWO
     THE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-

     SECTION 2.01.  Trustee Not Responsible for Validity or Recitals  . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
     SECTION 2.02.  Duties, Responsibilities and Liabilities of Trustee . . . . . . . . . . . . . . . . . . . . . . . .  -14-

ARTICLE THREE
     MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-

     SECTION 3.01.  Provisions of Original Indenture Deemed Incorporated  . . . . . . . . . . . . . . . . . . . . . . .  -14-
     SECTION 3.02.  Benefits Restricted to Parties and Holders of Notes . . . . . . . . . . . . . . . . . . . . . . . .  -14-
     SECTION 3.03.  Successors and Assigns of Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
     SECTION 3.04.  Headings and Table of Contents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
     SECTION 3.05.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-

           Reconciliation and Tie Between Trust Indenture Act of 1939
                   and Indenture, dated as of April 15, 1996


Trust Indenture Act Section                                                          Indenture Section
- ---------------------------                                                          -----------------
Section  310 (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  608
             (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  608
             (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
             (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
             (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  608
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  607, 609
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
Section  311 (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  612
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  612
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
Section  312 (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  701
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  704
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  701
Section  313 (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  702
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  702
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  702, 106
             (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  702
Section  314 (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  703, 1008
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
             (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
             (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
             (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
             (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
             (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
Section  315 (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  602, 601
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  601
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  602
             (d)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  602
             (d)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  602
             (d)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  602
             (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  514
Section  316 (a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101 ("Outstanding")
             (a) (1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  502, 512
             (a) (1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  513
             (a) (2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  508
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104(d)
Section  317 (a) (1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  503
             (a) (2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  504
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1003
Section  318 (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  108

- ---------------
Note:    This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                 This FIRST SUPPLEMENTAL INDENTURE dated as of the __ day of July, 1996 between MARKS BROS. JEWELERS, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), having its principal office at 155 North Wacker Drive, Chicago, Illinois 60606, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee"), having its principal office at Sixth and Marquette, Minneapolis, Minnesota 55479.

                              W I T N E S S E T H:

                 WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture dated as of April 15, 1996 (the "Original Indenture," the Original Indenture as supplemented by this First Supplemental Indenture being hereinafter called the "Indenture") providing, among other things, for the issuance from time to time of the Company's unsecured debentures, notes or other evidences of indebtedness (the "Notes") in one or more series;

                 WHEREAS, there is currently issued and outstanding under the Indenture the following two series of Notes (respectively, the "Series A Securities" and the "Series B Securities"; and, collectively, the "Existing Notes"):



         Name of Series                            Principal Amount Outstanding
         --------------                            ----------------------------
         Series A Senior                                  $12,000,000
         Subordinated Notes
         due October 31, 2004

         Series B Senior                                  $ 8,000,000
         Subordinated Notes
         due October 31, 2004

                 WHEREAS, the Company desires to offer and issue under the Indenture two new series of Notes (the "New Notes") in exchange for the Existing Notes, as more fully hereinafter described;

                 WHEREAS, the Company has duly authorized the creation of an issue of Series C Senior Subordinated Notes due 2004 (herein called the "Series C Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this First Supplemental Indenture;

                 WHEREAS, the Company has duly authorized the creation of an issue of Series D Senior Subordinated Notes due 2004 (herein called the "Series D Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this First Supplemental Indenture;

                 WHEREAS, Section 902 of the Original Indenture provides that the Company and the Trustee may enter into a supplemental indenture, with the consent of the Holders of not less than a majority in principal amount of the "Outstanding Notes" (as defined in the Original Indenture), of each series affected, for the purpose of changing in any manner any provisions of the Original Indenture;

                 WHEREAS, the holders of not less than a majority in principal amount of the Notes outstanding as of 5:00 p.m., New York City time, on July ___, 1996, the record date for such purpose, have consented to this First Supplemental Indenture; and

                 WHEREAS, all acts and things necessary to make this First Supplemental Indenture a valid agreement in accordance with its terms have been done;

                 NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

                 For and in consideration of the premises and the purchase of the Existing Notes and any other Notes hereafter issued under the Indenture by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:

                                  ARTICLE ONE
                        AMENDMENTS TO ORIGINAL INDENTURE

                 SECTION 1.01.  Amendment of Section 101.

                 (a) The following definitions are inserted in Section 101 of the Original Indenture in the proper alphabetical location:

                 ""Effective Registration" means that the Company shall have
         (i) commenced a Registered Exchange Offer for the Series A Securities and/or the Series B Securities pursuant to an effective Registration Statement under the Securities Act or (ii) filed and caused to become effective a Senior Notes Shelf Registration under the Securities Act for the sale of the Series A Securities and/or the Series B Securities by the Holders."

                 ""Registered Exchange Offer" means a proposed offer pursuant to a Registration Statement pursuant to which the Company offers in exchange for the Series A Securities a duly authorized series of senior subordinated debt securities having terms in all material respects identical to those of the Series A Securities, and/or a proposed offer pursuant to a Registration Statement pursuant to which the Company offers in exchange for the Series B Securities a duly authorized series of senior subordinated debt securities having terms in all material respects identical to those of the Series B Securities."

                 ""Registration Statement" shall have the meaning given such term in each of (i) Section 16 of that certain Placement Agent Agreement, dated as of May 7, 1996, between the Company and William Blair & Company, L.L.C., as the placement agent thereunder and (ii)
         Section 8.6 of that certain Note Agreement Re: $8,000,000 Series B Senior Subordinated Notes Due October 31, 2004, dated as of April 15, 1996, among the Company and the Purchasers parties thereto."

                 ""Senior Notes Shelf Registration" means a proposed offer pursuant to a registration statement or an appropriate form under the Securities Act relating to the offer and sale of Notes by the holders thereof from time to time without restrictions or limitations under the Securities Act in accordance with the methods of distribution set forth in such registration statement and Rule 415 under the Securities Act."

                 ""Series A Security" and "Series A Securities" have the meaning stated in the second recital of the First Supplemental Indenture and more particularly mean any Series A Securities authenticated and delivered under this Indenture."

                 ""Series B Security" and "Series B Securities" have the meaning stated in the second recital of the First Supplemental Indenture and more particularly mean any Series B Securities authenticated and delivered under this Indenture, including without limitation any Series B Security constituting a Secondary Note."

                 ""Series C Security" and "Series C Securities" have the meaning stated in the fourth recital of the First Supplemental Indenture and more particularly mean any Series C Securities authenticated and delivered under this Indenture."

                 ""Series D Security" and "Series D Securities" have the meaning stated in the fifth recital of the First Supplemental Indenture and more particularly mean any Series D Securities authenticated and delivered under this Indenture, including without limitation any Series D Security constituting a Secondary Note."

                 (b) The Original Indenture is hereby amended to strike the definition of "Series A Note" now contained therein and to substitute the following therefor:

                 ""Series A Note" and "Series A Notes" means collectively the Series A Securities and the Series C Securities treated as a single series for all purposes under this Indenture, except with respect to any amendment or supplement to the Indenture that treats the Series A Securities and the Series C Securities materially differently."

                 (c) The Original Indenture is hereby amended to strike the definition of "Series B Note" now contained therein and to substitute the following therefor:

                 ""Series B Note" and "Series B Notes" means collectively the Series B Securities and the Series D Securities treated as a single series for all purposes under this Indenture, except with respect to any amendment or supplement to the Indenture that treats the Series B Securities and the Series D Securities materially differently."

                 SECTION 1.02. Addition of Sections 206, 207, 208 and 209. The Original Indenture is hereby amended to add the following Sections 206, 207, 208 and 209 immediately following Section 205:

                 "Section 206.  Form of Face of Series C Security.

                           MARKS BROS. JEWELERS, INC.

                   Series C Senior Subordinated Note due 2004

         No. _______                                      $_____________
                                                          CUSIP 570698 AD 2

                 Marks Bros. Jewelers, Inc., a Delaware corporation (herein called the "Company," which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________ or registered assigns, the principal sum of _________ Dollars on October 31, 2004 at the office or agency of the Company referred to below, and to pay interest thereon on July 31, 1996 and quarterly thereafter on October 31, January 31, April 30 and July 31 in each year, from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 12.15% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name this Series C Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15, April 15, July 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Series C Notes, may be paid to the person in whose name this Series C Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Series C Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series C Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Series C Note will be made at the office or agency of the Company maintained for that purpose in the City of Chicago, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest (a) may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Note Register or (b) by wire transfer of immediately available funds to the account of any Holder in whose name not less than $100,000 principal amount of Series C Notes is registered on the Note Register as previously designated by such person.

                          Reference is hereby made to the further provisions of this Series C Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Series C Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                        MARKS BROS. JEWELERS, INC.


                                        By _________________________________
         Attest:

         ________________
         Authorized Signature"

                 "Section 207.  Form of Reverse of Series C Security.

                 This Series C Note is one of a duly authorized issue of securities of the Company designated as its Series C Senior Subordinated Notes due 2004 (herein called the "Series C Notes"), limited, together with the duly authorized issue of securities of the Company designated as its Series A Senior Subordinated Notes due 2004 (the "Series A Securities"; and, together with the Series C Notes, the "Series A Notes") (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $12,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of April 15, 1996 between the Company and Norwest Bank Minneapolis, National Association, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Series A Notes, and of the terms upon which the Series A Notes are, and are to be, authenticated and delivered. The Indenture also governs the terms of two duly authorized issues of securities of the Company designated as its Series B Senior Subordinated Notes due 2004 (the "Series B Securities") and its Series D Senior Subordinated Notes due 2004 (the "Series D Securities; and, together with the Series B Securities, the "Series B Notes") limited in aggregate principal amount to $8,000,000. The Series A Notes and Series B Notes are sometimes herein collectively referred to as the "Notes."

                 The Series C Notes are, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder of this Series C Note, by accepting the same, (a) agrees to and shall be bound by the provisions of Article Fourteen of the Indenture, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose.

                 Subject to the provisions of Article Fourteen of the Indenture, the Series A Notes are subject to redemption upon not less than 30 nor more than 60 days' notice, in amounts of $1,000 or an integral multiple of $1,000 (a) at any time on or after July 31, 2001, as a whole or in part, at the election of the Company and (b) in part on July 31, 2001 and on each October 31, January 31, April 30 and July 31 thereafter to and including July 31, 2004 for the Sinking Fund provided for in the Indenture upon payment of the Redemption Price, which shall consist of (i) 100% of the principal amount of the Series C Notes so redeemed in case of a redemption for said Sinking Fund or the applicable percentage of the principal amount of the Series C Notes so redeemed set forth below in the case of any other such redemption:

                 If redeemed during the period set forth below,

                               PERIOD                                     PERCENTAGE
                               ------                                     ----------
                 July 31, 2001 - July 30, 2002  . . . . . . . . . . . .     106.00%
                 July 31, 2002 - July 30, 2003  . . . . . . . . . . . .     105.00%
                 July 31, 2003 - July 30, 2004  . . . . . . . . . . . .     104.00%
                 July 31, 2004 and thereafter . . . . . . . . . . . . .     100.00%

         plus, in each case, (ii) any interest accrued on the Series C Notes so redeemed to the Redemption Date.

                 In the case of any redemption of Series C Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Series C Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Date referred to on the face hereof. Series C Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

                 In the event of redemption of this Series C Note in part only, a new Series C Note or Series C Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                 If an Event of Default shall occur and be continuing, the principal of all the Series C Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                 The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Series C Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Series C Note.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes of each series which is affected by the modification or amendment (voting, in the case of both series of Notes being affected substantially identically, as one class, in which case such majority shall include the Holder or Holders of the Institutional Series B Notes). The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Notes of each series affected (voting, in the case of both series of Notes being affected substantially identically, as one class, in which case such majority shall include the Holder or Holders of the Institutional Series B Notes), on behalf of the Holders of such series of Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Series C Note shall be conclusive and binding upon such Holder and upon all future Holders of this Series C Note and of any Series C Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Series C Note.

                 No reference herein to the Indenture and no provision of this Series C Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Series C Note at the times, place and rate, and in the coin or currency, herein prescribed.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series C Note is registerable on the Note Register of the Company, upon surrender of this Series C Note for registration of transfer at the office or agency of the Company maintained for such purpose in Chicago, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series C Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 The Series C Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Series C Notes are exchangeable for a like aggregate principal amount of Series C Notes of a different authorized denomination, as requested by the Holder surrendering the same.

                 No service charge shall be made for any registration of transfer or exchange of Series C Notes, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection therewith.

                 Prior to the time of due presentment of this Series C Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Series C Note is registered as the owner hereof for all purposes, whether or not this Series C Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

                 All terms not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                 This Series C Note shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflict-of-laws rules thereof."

                 "Section 208.  Form of Face of Series D Security.

         THIS NOTE IS ISSUED WITH "ORIGINAL ISSUE DISCOUNT." THIS NOTE WAS ISSUED ON JULY ___, 1996 FOR AN ISSUE PRICE OF $___________. ASSUMING THAT THE COMPANY DOES NOT EXERCISE ITS RIGHT TO ISSUE ADDITIONAL NOTES IN LIEU OF CASH INTEREST PAYMENTS AT EACH OPPORTUNITY, THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $___________ FOR EACH $1,000 PRINCIPAL AMOUNT, AND THE YIELD TO MATURITY ON THE ISSUE DATE IS ____%, COMPOUNDED SEMI-ANNUALLY.

                           MARKS BROS. JEWELERS, INC.

                   Series D Senior Subordinated Note due 2004

         No. _______                                      $_____________
                                                          CUSIP 570698 AE 0

                          Marks Bros. Jewelers, Inc., a Delaware corporation (herein called the "Company," which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________ or registered assigns, the principal sum of _________ Dollars on October 31, 2004 at the office or agency of the Company referred to below, and to pay interest thereon (a) at the rate of 15.0% per annum, payable in cash (the "Cash Interest"), plus, for years or portions thereof commencing on or after May 1, 1998, (b) additional interest (the "Additional Interest") initially at the rate of 1.0% per annum, with the rate of such Additional Interest to increase in 1.0% per annum increments per each subsequent year commencing May 1, 1999, such Cash Interest and Additional Interest to be paid on July 31, 1996 and quarterly thereafter on October 31, January 31, April 30 and July 31 in each year, from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal hereof is paid or duly provided for.

                          The Company may, at its option and in its sole discretion, in lieu of the payment in whole or in part of the Additional Interest in cash, pay such Additional Interest through the issuance of additional Series D Notes ("Secondary Notes") in a principal amount equal to the amount of such Additional Interest, rounded to the nearest whole dollar. The Company shall notify the Trustee or an authenticating agent of such election not less than 10 nor more than 45 days prior to the Regular Record Date for an Interest Payment Date on which Secondary Notes will be issued. On such Interest Payment Date the Trustee or authenticating agent shall authenticate Secondary Notes for original issuance to the Holders of Series B Notes on the preceding Regular Record Date, as shown by the records of the Note Registrar, in the amount required to pay such Additional Interest. Notwithstanding any other provision of this paragraph or such Indenture to the contrary, the Company shall pay cash in lieu of issuing Secondary Notes in any denomination of less than $1,000 (which shall be determined with respect to the aggregate amount of Series B Notes held by each Holder as shown by the records of the Note Registrar) unless the Company is prohibited from making such payments pursuant to Article Fourteen of such Indenture.

                          Any such Secondary Notes shall be governed by the Indenture and shall be subject to the same terms as this Series D Note (except, as the case may be, with respect to the title, issuance date and aggregate principal amount). The term "Series B Notes" shall include the Secondary Notes that may be issued under such Indenture.

                          Interest payable pursuant to this Series D Note, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name this Series D Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15, April 15, July 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Series D Notes, may be paid to the person in whose name this Series D Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Series D Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series D Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Series D Note will be made at the office or agency of the Company maintained for that purpose in the City of Chicago, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest shall be made by the Company by wire transfer of immediately available funds to the account of any Holder in whose name not less than $100,000 principal amount of Series D Notes is registered on the Note Register as previously designated by such person.

                          Reference is hereby made to the further provisions of this Series D Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Series D Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                            MARKS BROS. JEWELERS, INC.


                                            By ____________________________
         Attest:

         ________________
         Authorized Signature"

                 "Section 209.  Form of Reverse of Series D Security.

                 This Series D Note is one of a duly authorized issue of securities of the Company designated as its Series D Senior Subordinated Notes due 2004 (herein called the "Series D Notes"), limited, together with the duly authorized issue of securities of the Company designated as its Series B Senior Subordinated Notes due 2004 (the "Series B Securities"; and, together with the Series D Notes, the "Series B Notes") (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $8,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of April 15, 1996 between the Company and Norwest Bank Minnesota, National Association, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Series B Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Indenture also governs the terms of two duly authorized issues of securities of the Company designated as its Series A Senior Subordinated Notes due 2004 (the "Series A Securities") and its Series C Senior Subordinated Notes due 2004 (the "Series C Securities; and, together with the Series A Securities, the "Series A Notes") limited in aggregate principal amount to $12,000,000. The Series A Notes and Series B Notes are sometimes herein collectively referred to as the "Notes."

                 The Series D Notes are, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder of this Series D Note, by accepting the same, (a) agrees to and shall be bound by the provisions of Article Fourteen of the Indenture, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose.

                 Subject to the provisions of Article Fourteen of the Indenture, the Series B Notes are subject to redemption upon not less than 30 nor more than 60 days' notice, in amounts of $1,000 or an integral multiple of

         $1,000 (a) at any time on or after the Issue Date, as a whole or in part, at the election of the Company and (b) in part on July 31, 2001 and on each October 31, January 31, April 30 and July 31 thereafter to and including July 31, 2004 for the Sinking Fund provided for in the Indenture upon payment of the Redemption Price, which shall consist of
         (i) 100% of the principal amount of the Notes so redeemed in case of a redemption for said Sinking Fund or the applicable percentage of the principal amount of the Notes so redeemed set forth below in the case of any other such redemption:

                 If redeemed during the period set forth below,

                               PERIOD                                     PERCENTAGE
                               ------                                     ----------
                 July 31, 1996 - July 30, 1997  . . . . . . . . . . . .      112%
                 July 31, 1997 - July 30, 1998  . . . . . . . . . . . .      112%
                 July 31, 1998 - July 30, 1999  . . . . . . . . . . . .      110%
                 July 31, 1999 - July 30, 2000  . . . . . . . . . . . .      110%
                 July 31, 2000 - July 30, 2001  . . . . . . . . . . . .      109%
                 July 31, 2001 - July 30, 2002  . . . . . . . . . . . .      108%
                 July 31, 2002 - July 30, 2003  . . . . . . . . . . . .      107%
                 July 31, 2003 - July 30, 2004  . . . . . . . . . . . .      106%
                 July 31, 2004 and thereafter . . . . . . . . . . . . .      105%

         plus, in each case, (ii) any interest accrued on the Series D Notes so redeemed to the Redemption Date (which interest so accrued shall be paid solely by cash).

                 In the case of any redemption of Series D Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Series D Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

                 In the event of redemption of this Series D Note in part only, a new Series D Note or Series D Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                 If an Event of Default shall occur and be continuing, the principal of all the Series D Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                 The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Series D Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Series D Note.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes of each series which is affected by the modification or amendment (voting, in the case of both series of Notes being affected substantially identically, as one class, in which case such majority shall include the Holder or Holders of the Institutional Series B Notes). The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Notes of each series affected (voting, in the case of both series of Notes being affected substantially identically, as one class, in which case such majority shall include the Holder or Holders of the Institutional Series B Notes), on behalf of the Holders of such series of Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Series D Note shall be conclusive and binding upon such Holder and upon all future Holders of this Series D Note and of any Series D Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Series D Note.

                 No reference herein to the Indenture and no provision of this Series D Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Series D Note at the times, place and rate, and in the coin or currency, herein prescribed.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series D Note is registerable on the Note Register of the Company, upon surrender of this Series D Note for registration of transfer at the office or agency of the Company maintained for such purpose in Chicago, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series D Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 The Series D Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Series D Notes are exchangeable for a like aggregate principal amount of Series D Notes of a different authorized denomination, as requested by the Holder surrendering the same.

                 No service charge shall be made for any registration of transfer or exchange of Series D Notes, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection therewith.

                 Prior to the time of due presentment of this Series D Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Series D Note is registered as the owner hereof for all purposes, whether or not this Series D Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

                 All terms not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                 This Series D Note shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflict-of-laws rules thereof."

                 SECTION 1.03. Amendment of Section 301. Section 301 of the Original Indenture is hereby amended by striking the first four paragraphs thereof and replacing the following therefor:

                 "The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $20,000,000, of which $12,000,000 shall be authenticated and delivered as Series A Notes and $8,000,000 shall be authenticated and delivered as Series B Notes, and except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 303, 304, 305, 306, 906 or 1108, and Series B Securities and Series D Securities delivered in payment of Additional Interest as set forth below.

                 The Series A Securities shall be known and designated as the "Series A Senior Subordinated Notes due 2004" of the Company, and the Series C Securities shall be known and designated as the "Series C Senior Subordinated Notes due 2004" of the Company. The Stated Maturity of the Series A Notes shall be October 31, 2004, and they shall bear interest at the rate of 12.15% per annum from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on July 31, 1996 and quarterly thereafter on October 31, January 31, April 30 and July 31 in each year, until the principal hereof is paid or duly provided for.

                 The Series B Securities shall be known and designated as the "Series B Senior Subordinated Notes due 2004" of the Company, and the Series D Securities shall be known and designated as the "Series D Senior Subordinated Notes due 2004" of the Company. The Stated Maturity of the Series B Notes shall be October 31, 2004, and they shall bear interest at the rate of (a) 15.0% per annum, payable in cash (the "Cash Interest"), plus, for years or portions thereof commencing on or after May 1, 1998, (b) additional interest (the "Additional Interest") initially at the rate of 1.0% per annum, with the rate of such Additional Interest to increase in 1.0% per annum increments per each subsequent year commencing May 1, 1999, such Cash Interest and Additional Interest to be paid on July 31, 1996 and quarterly thereafter on October 31, January 31, April 30 and July 31 in each year, from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal hereof is paid or duly provided for.

                 The Company may, at its option and in its sole discretion, (i) in lieu of the payment in whole or in part of the Additional Interest with respect to Series B Securities in cash, pay such Additional Interest through the issuance of additional Series B Securities, and
         (ii) in lieu of the payment in whole or in part of the Additional Interest with respect to Series D Securities in cash, pay such Additional Interest through the issuance of additional Series D Securities (such Series B Securities and Series D Securities issued as Additional Interest are herein collectively referred to as the "Secondary Notes"), in each case in a principal amount equal to the amount of such Additional Interest, rounded to the nearest whole dollar. The Company shall notify the Trustee or an authenticating agent of such election not less than 10 nor more than 45 days prior to the Regular Record Date for an Interest Payment Date on which Secondary Notes will be issued. On such Interest Payment Date the Trustee or authenticating agent shall authenticate Secondary Notes for original issuance to the Holders of Notes on the preceding Regular Record Date, as shown by the records of the Note Registrar, in the amount required to pay such Additional Interest. Notwithstanding any other provision of this Indenture to the contrary, the Company shall pay cash in lieu of issuing Secondary Notes in any denomination of less than $1,000 (which shall be determined with respect to the aggregate amount of Notes held by each Holder as shown by the records of the Note Registrar) unless the Company is prohibited from making such payments pursuant to Article Fourteen of this Indenture."

                 SECTION 1.04. Addition of Section 312. The Original Indenture is hereby amended to add the following Section 312 immediately following Section 311:

                 "Section 312.  Effective Registration.

                 In the event that the Company has an Effective Registration, the Company shall notify the Trustee within three (3) days after the Effective Date. If the Effective Registration involves a Senior Notes Shelf Registration, the Company shall cause to be delivered to the Trustee certificates for the Series A Securities and Series B Securities without legends and the Trustee shall authenticate and deliver certificated Series A Securities and Series B Securities without legends to Holders presenting their certificated Series A Securities or Series B Securities, respectively, for exchange, or to transferees of the Series A Securities or Series B Securities, respectively, covered by the Senior Notes Shelf Registration. If the Effective Registration is with respect to a Registered Exchange Offer for the Series A Securities, the Trustee shall notify the Holders of receipt of such notice and, after receipt of a written order of the Company (signed as specified in Section 303 hereof) for the authentication and delivery of Series C Securities and a properly completed letter of transmittal or other requested documents from a Holder as specified in the exchange offer documents, shall exchange such Holder's Series A Securities for Series C Securities upon the terms set forth in the exchange offer documents. If the Effective Registration is with respect to a Registered Exchange Offer for the Series B Securities, the Trustee shall notify the Holders of receipt of such notice and, after receipt of a written order of the Company (signed as specified in Section 303 hereof) for the authentication and delivery of Series D Securities and a properly completed letter of transmittal or other requested documents from a Holder as specified in the exchange offer documents, shall exchange such Holder's Series B Securities for Series D Securities upon the terms set forth in the exchange offer documents."

                 SECTION 1.05. Addition of Section 612. The Original Indenture is hereby amended to add the following Section 612 immediately following Section 611:

                 "Section 612.  Preferential Collection of Claims Against
Company.

                 The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein."

                 SECTION 1.06. Amendment of Section 702. Section 702 of the Original Indenture is hereby amended by adding the following sentence and paragraph at the end thereof:

                 "The Trustee also shall comply with TIA Section 313(b).

                 A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any series of Notes are listed, with the Commission and also with the Company. The Company will notify the Trustee when any series of Notes are listed on any stock exchange."

                 SECTION 1.07. Addition of Section 704. The Original Indenture is hereby amended to add the following Section 704 immediately following Section 703.

                 "Section 704. Preservation of Information; Communication to Holders.

                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Note Registrar, the Company shall promptly furnish to the Trustee on or before each semi-annual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

                 Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes."

                                  ARTICLE TWO
                                  THE TRUSTEE

                 SECTION 2.01. Trustee Not Responsible for Validity or Recitals. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or the due execution hereof by the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

                 SECTION 2.02. Duties, Responsibilities and Liabilities of Trustee. Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this First Supplemental Indenture other than as set forth in the Original Indenture; and this First Supplemental Indenture is executed and accepted on behalf of the Trustee subject to all the terms and conditions set forth in the Original Indenture as fully to all intents as if the same were herein set forth at length.

                                 ARTICLE THREE
                            MISCELLANEOUS PROVISIONS

                 SECTION 3.01. Provisions of Original Indenture Deemed Incorporated. Except as herein otherwise expressly provided, all of the provisions, definitions, terms and conditions of the Original Indenture shall be deemed to be incorporated in, and made a part of, this First Supplemental Indenture; the Original Indenture is in all respects hereby ratified and confirmed; and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                 SECTION 3.02. Benefits Restricted to Parties and Holders of Notes. Nothing in this First Supplemental Indenture is intended, or shall be construed, to give to any person or corporation other than the parties hereto and the Holders of Notes issued and to be issued under the Indenture any legal or equitable right, remedy or claim under or in respect of this First Supplemental Indenture, or under any covenant, condition or provision herein contained, all the covenants, conditions and provisions of this First Supplemental Indenture being intended to be, and being, for the sole and exclusive benefit of the parties hereto and of the Holders of Notes issued and to be issued under the Indenture.

                 SECTION 3.03.  Successors and Assigns of Company.    All
covenants and agreements in this First Supplemental Indenture by the Company shall bind and inure to the benefit of its successors and assigns, whether so expressed or not.

                 SECTION 3.04. Headings and Table of Contents. Article and Section headings herein, the Table of Contents and the Reconciliation and Tie Between Trust Indenture Act of 1939 and Indenture, dated as of April 15, 1996, are inserted for convenience of reference only and shall not be deemed to be a part hereof.

                 SECTION 3.05. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                        MARKS BROS. JEWELERS, INC.



                                        By:________________________________
                                           Name:
                                           Title:


(Corporate Seal)

Attest:

____________________________
Name:
Title:





                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, as Trustee



                                        By:______________________________
                                           Name:
                                           Title: